Exhibit 99.1

Marten Transport Announces First Quarter Results

Net Income Improves 33% in Eighth Straight Quarter of Year-Over-Year Profit Growth

MONDOVI, Wis., April 17, 2012 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq:MRTN) today reported a 33.0% increase in net income to $5.4 million, or 25 cents per diluted share, for the first quarter ended March 31, 2012, from $4.1 million, or 19 cents per diluted share, for the first quarter of 2011. It was the company's eighth consecutive year-over-year increase in quarterly profitability.

Operating revenue, consisting of revenue from truckload and logistics operations, increased to $151.5 million in the first quarter of 2012 from $137.9 million in the 2011 quarter. Operating revenue, net of fuel surcharges, increased 9.0% to $122.6 million in the 2012 quarter from $112.5 million in the 2011 quarter. Fuel surcharge revenue increased to $28.8 million for the first quarter of 2012 from $25.4 million in the 2011 quarter, due to higher fuel prices.

Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue, improved to 92.2% for the first quarter of 2012 from 93.2% for the first quarter of 2011.

Chairman and Chief Executive Officer Randolph L. Marten said, "We are encouraged by our continued profitable growth. Despite increasing fuel prices and a tight driver market, our focus on building a multi-faceted business model and attention to developing a diverse customer base have expanded our logistics business and our regional operations throughout the country. Our logistics revenue, net of intermodal fuel surcharges, grew by 9.6% to $33.4 million in this year's first quarter from $30.5 million in the 2011 quarter. We have increased our regional operations to 67.8% of our truckload fleet as of March 31, 2012, from 57.1% as of a year earlier. Our regional operations contributed to a 4.5% increase in our average truckload revenue, net of fuel surcharges, per tractor per week, over last year's first quarter.

"We are also pleased to have again been named one of America's 100 Most Trustworthy Companies in the annual survey recently commissioned by Forbes magazine. We are one of only three companies to be named to the list for the fourth consecutive year. The listing, compiled for Forbes by GMI Ratings, recognizes US exchange-listed companies with market capitalizations of at least $250 million that display the highest corporate integrity as measured by GMI Ratings' Accounting and Governance Risk score – a measure of the transparency and reliability of a company's financial reporting and governance practices."

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States. Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten's common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2011. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
(In thousands, except share information)	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$25,638	$20,821
Receivables:
Trade, net	58,632	59,385
Other	4,876	3,430
Prepaid expenses and other	14,276	15,426
Deferred income taxes	2,600	2,738
Total current assets	106,022	101,800
Property and equipment:
Revenue equipment, buildings and land, office equipment and other	531,594	523,974
Accumulated depreciation	(147,309)	(155,774)
Net property and equipment	384,285	368,200
Other assets	588	579
TOTAL ASSETS	$490,895	$470,579
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$44,810	$33,343
Insurance and claims accruals	14,006	13,042
Total current liabilities	58,816	46,385
Deferred income taxes	105,597	103,835
Total liabilities	164,413	150,220

Stockholders' equity:
Marten Transport, Ltd. stockholders' equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	--	--
Common stock, $.01 par value per share; 48,000,000 shares authorized; 22,057,795 shares at March 31, 2012, and 21,984,597 shares at December 31, 2011, issued and outstanding	221	220
Additional paid-in capital	81,138	80,078
Retained earnings	242,877	237,872
Total Marten Transport, Ltd. stockholders' equity	324,236	318,170
Noncontrolling interest	2,246	2,189
Total stockholders' equity	326,482	320,359
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$490,895	$470,579

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months
	Ended March 31,
(In thousands, except per share information)	2012	2011

OPERATING REVENUE	$151,474	$137,856

OPERATING EXPENSES (INCOME):
Salaries, wages and benefits	38,271	34,099
Purchased transportation	29,859	28,017
Fuel and fuel taxes	39,124	35,340
Supplies and maintenance	9,536	9,662
Depreciation	14,535	13,516
Operating taxes and licenses	1,582	1,417
Insurance and claims	5,822	4,301
Communications and utilities	1,211	1,122
Gain on disposition of revenue equipment	(1,525)	(768)
Other	3,540	3,541

Total operating expenses	141,955	130,247

OPERATING INCOME	9,519	7,609

NET INTEREST (INCOME) EXPENSE	(21)	19

INCOME BEFORE INCOME TAXES	9,540	7,590
Less: Income before income taxes attributable to noncontrolling interest	161	137

INCOME BEFORE INCOME TAXES ATTRIBUTABLE TO MARTEN TRANSPORT, LTD.	9,379	7,453

PROVISION FOR INCOME TAXES	3,933	3,358

NET INCOME	$5,446	$4,095

BASIC EARNINGS PER COMMON SHARE	$0.25	$0.19

DILUTED EARNINGS PER COMMON SHARE	$0.25	$0.19

DIVIDENDS PAID PER COMMON SHARE	$0.02	$0.02

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	March 31,		March 31,	March 31,
(Dollars in thousands)	2012	2011	2012 vs. 2011	2012 vs. 2011
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$89,198	$81,973	$7,225	8.8%
Truckload fuel surcharge revenue	25,253	22,088	3,165	14.3
Total Truckload revenue	114,451	104,061	10,390	10.0

Logistics revenue, net of intermodal fuel surcharge revenue	33,436	30,518	2,918	9.6
Intermodal fuel surcharge revenue	3,587	3,277	310	9.5
Total Logistics revenue	37,023	33,795	3,228	9.6

Total operating revenue	$151,474	$137,856	$13,618	9.9%

Operating income:
Truckload	$7,128	$5,321	$1,807	34.0%
Logistics	2,391	2,288	103	4.5
Total operating income	$9,519	$7,609	$1,910	25.1%

Operating ratio:
Truckload	93.8%	94.9%		(1.2)%
Logistics	93.5	93.2		0.3
Consolidated operating ratio	93.7%	94.5%		(0.8)%

MARTEN TRANSPORT, LTD.
OPERATING STATISTICS
(Unaudited)

	Three Months
	Ended March 31,
	2012	2011
Truckload Segment:
Total Truckload revenue (in thousands)	$114,451	$104,061
Average truckload revenue, net of fuel surcharges, per tractor per week(1)	$3,197	$3,058
Average tractors(1)	2,146	2,085
Average miles per trip	618	636
Non-revenue miles percentage(2)	11.0%	10.2%
Total miles – company-employed drivers (in thousands)	51,281	48,671
Total miles – independent contractors (in thousands)	1,264	2,131

Logistics Segment:
Total Logistics revenue (in thousands)	$37,023	$33,795
Brokerage:
Marten Transport
Revenue (in thousands)	$13,706	$11,845
Loads	8,086	6,161
MWL
Revenue (in thousands)	$8,245	$7,767
Loads	3,682	3,834
Intermodal:
Revenue (in thousands)	$15,072	$14,183
Loads	5,842	5,629
Average tractors	56	69

At March 31, 2012 and March 31, 2011:
Total tractors(1)	2,141	2,169
Average age of company tractors (in years)	2.4	2.6
Total trailers	4,035	3,956
Average age of company trailers (in years)	2.3	2.8
Ratio of trailers to tractors(1)	1.9	1.8

	Three Months
	Ended March 31,
(In thousands)	2012	2011

Net cash provided by operating activities	$19,779	$27,991
Net cash used for investing activities	15,173	4,867

Weighted average shares outstanding:
Basic	22,033	21,964
Diluted	22,141	22,071

(1) Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 52 and 75 tractors as of March 31, 2012, and 2011, respectively.

(2) Represents the percentage of miles for which the company is not compensated.